Exhibit 32.2
Section 1350 Certification

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the Vice President and CFO of ANV Security Group, Inc.  This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.  This Certification accompanies the Annual Report on Form 10-K of ANV Security Group, Inc. for the year ended March 31, 2010.

The undersigned certifies that such 10-K Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-K Report fairly presents, in all material respects, the financial condition and results of operations of ANV Security Group, Inc. as of March 31, 2010.

This Certification is executed as of July 13, 2010.

Date: July 13, 2010
/s/ Yan Wang
Yan Wang, VP and CFO